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                                                                   Exhibit 17(b)

            VOTE BY TOUCH-TONE PHONE, BY MAIL, OR VIA THE INTERNET!

Option 1:       To vote by phone call toll-free 1-888-221-0697 and use the control number on the front of your voting instruction card.

Option 2:       Vote on the Internet at www.proxyweb.com and use the control number on the front of your voting instruction card.

Option 3:       Return the signed voting instruction card in the enclosed
                postage prepaid envelope.

                           LSA VARIABLE SERIES TRUST

                        LSA EMERGING GROWTH EQUITY FUND

                          [NAME OF INSURANCE COMPANY]

            VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 26, 2004

                 THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE
                 BOARD OF TRUSTEES OF LSA VARIABLE SERIES TRUST
                    ON BEHALF OF [NAME OF INSURANCE COMPANY]

     The undersigned instructs [NAME OF INSURANCE COMPANY] to represent and vote the number of share(s) of the LSA Emerging Growth Equity Fund (the "Fund"), a series of the LSA Variable Series Trust (the "Trust"), represented by the number of votes attributable to the undersigned's variable annuity contract or variable life insurance policy at a Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 26, 2004, and any adjournments thereof, upon the matters properly brought before the Special Meeting, all as set forth in the Notice of Special Meeting of Shareholders. [NAME OF INSURANCE COMPANY] is directed to vote or refrain from voting pursuant to the Prospectus/Proxy Statement as checked below.

     All properly executed voting instructions will be voted as directed herein by the undersigned. If no direction is given when the duly executed voting instructions are returned, such shares will be voted FOR the Proposal. Please date, sign and return promptly.

     PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.[X] PLEASE DO NOT USE FINE POINT PENS.

                            ------------------------

     THESE VOTING INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY.

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE "FOR" THE PROPOSAL TO:

          To approve an Agreement and Plan of Reorganization providing for the transfer of all of the assets and certain liabilities of the LSA Emerging Growth Equity Fund to the Van Kampen Aggressive Growth Portfolio in exchange for Class II Shares of the Van Kampen Aggressive Growth Portfolio, which will be distributed to shareholders of the LSA Emerging Growth Equity Fund.
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                 [ ] For        [ ] Against         [ ] Abstain

     The undersigned acknowledges receipt with these voting instructions of a copy of the Notice of Special Meeting of Shareholders and the Prospectus/Proxy Statement. Your signature(s) on these voting instructions should be exactly as your name or names appear on these voting instructions. If the shares are held jointly, each owner should sign. If signing is by attorney, executor, administrator, trustee or guardian, please print your full title below your signature.

Dated:____________________, 2004


___________________________                         ___________________________
Signature                                           Signature